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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................


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                    [LETTERHEAD OF MACKENZIE PARTNERS, INC.]

NEWS RELEASE
------------

CONTACT:
--------

Stan Kay
MacKenzie Partners, Inc.
(212) 929-5940

FOR IMMEDIATE RELEASE:

         WYSER-PRATTE/SPEAR, LEEDS WIN CONTEST TO CALL SPECIAL MEETING
            OF REXENE SHAREHOLDERS TO CONSIDER REPLACEMENT OF BOARD.

         CALL APPROVED BY OVERWHELMING MAJORITY OF REXENE SHAREHOLDERS.

NEW YORK, NEW YORK, FEBRUARY 18, 1997 -- Guy P. Wyser-Pratte of Wyser-Pratte & Co., Inc. and Fred Kambeitz of Spear, Leeds & Kellogg announced today that Rexene Corporation (NYSE: RXN) shareholders have called a special meeting, based upon the receipt of Agent Designations representing well over the requisite majority of the Company's shares.

The Agent Designations were delivered to Rexene's registered agent, CT Corporation of Wilmington Delaware, on Friday, February 14, approximately 3 weeks after Wyser-Pratte/Spear, Leeds first mailed their definitive solicitation materials. Agent Designations from shareholders owning approximately 10.9 million shares or 58% of the Company were submitted.

Wyser-Pratte and Spear, Leeds have set the special meeting for 11:00 a.m., local time, on April 30, 1997 at the office of CT Corporation, 1209 Orange Street, Wilmington, Delaware. At the meeting, shareholders will consider and vote upon replacing the Rexene Board of Directors with the Wyser-Pratte/Spear, Leeds slate of nominees, as well as the adoption of a number of by-law amendments designed to facilitate the change in the Board and to give shareholders final authority to accept or reject offers to acquire the Company.

Mr. Wyser-Pratte and Mr. Kambeitz commented, "Rexene shareholders have sent a strong and unambiguous message to Rexene management that the Board must promptly enter into a transaction that maximizes shareholder value either with Huntsman Corporation or another buyer -- or else face the prospect of being replaced by new directors who will meet the shareholders' clear desire to sell the Company on acceptable terms."

On February 7, Huntsman Corporation reaffirmed its interest in pursuing a transaction with Rexene. Huntsman's most recent proposal made in late October was to acquire Rexene at $16 per share in a cash merger. When Huntsman made its initial proposal to acquire the Company, Rexene shares were trading at $9.25 per share.

                                     -more-

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Wyser-Pratte/Spear, Leeds
February 18, 1997
Page Two

Wyser-Pratte and Spear, Leeds indicated in their definitive solicitation materials that although it is not free from doubt, they believe the shareholders who call the meeting, rather than the Board, are entitled to set the date, place and time of the special meeting.

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